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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Cymer, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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CYMER, INC.
16750 VIA DEL CAMPO COURT
SAN DIEGO, CALIFORNIA 92127

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 23, 2002

Dear Stockholder:

        You are cordially invited to attend the annual meeting of stockholders of Cymer, Inc., a Nevada corporation (the "Company"). The meeting will be held on Thursday, May 23, 2002 at 10:00 a.m. local time at our offices at 17075 Thornmint Court, San Diego, California 92127 for the following purposes:

  1.
  To elect seven directors to serve for one year.

  2.
  To approve an amendment to our articles of incorporation to increase the authorized number of shares of our common stock from 50,000,000 to 100,000,000 shares.

  3.
  To ratify the selection of KPMG LLP as our independent auditors for our fiscal year ending December 31, 2002.

  4.
  To conduct any other business properly brought before the meeting.

        These items of business are more fully described in the proxy statement accompanying this notice.

        The record date for the annual meeting is April 1, 2002. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors
/s/ WILLIAM A. ANGUS, III William A. Angus, III Secretary
San Diego, California April 8, 2002

        You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy or vote on the Internet or by telephone as instructed in these materials as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have returned your signed proxy, you may still vote in person if you attend the meeting and you revoke the proxy. Please note that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

CYMER, INC.
16750 VIA DEL CAMPO COURT
SAN DIEGO, CALIFORNIA 92127

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS

May 23, 2002

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Why am I receiving these materials?

        We sent you this proxy statement and the enclosed proxy card because the Board of Directors of Cymer, Inc. (sometimes referred to as "Cymer" or the "Company") is soliciting your proxy to vote at our annual meeting of stockholders to be held on May 23, 2002. We request that you cast your vote on each of the proposals described in this proxy statement. You are invited to attend the annual meeting, but you do not need to attend the meeting in person to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card or follow the instructions below to submit your proxy over the Internet.

What am I voting on?

        There are three matters scheduled for a vote:

  •
  The election of seven directors;

  •
  The proposed amendment to our articles of incorporation to increase the authorized number of shares of our common stock from 50,000,000 to 100,000,000 shares; and

  •
  The ratification of KPMG LLP as our independent auditors for our fiscal year ending December 31, 2002.

Who can vote at the annual meeting?

        Only stockholders of record at the close of business on April 1, 2002, the record date, will be entitled to vote at the annual meeting. On this date, there were [NUMBER] shares of our common stock outstanding.

Am I a stockholder of record?

        If on April 1, 2002 your Cymer shares were registered directly in your name with our transfer agent, Mellon Investor Services LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or the Internet as instructed below to ensure your vote is counted.

        What if my Cymer shares are not registered directly in my name but are held in street name?

        If on April 1, 2002 your Cymer shares were held in an account at a broker, bank, dealer or other similar organization, then you are the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct the stockholder of record on how to vote the shares in your account. You are also invited to attend the annual meeting. Since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from the stockholder of record.

If I am a stockholder of record of Cymer shares, how do I cast my votes?

        If you are the stockholder of record, you may vote in person at the annual meeting, by proxy using the enclosed proxy card, by proxy over the telephone or by proxy on the Internet or by telephone.

  •
  To vote in person, come to the annual meeting, and we will give you a ballot when you arrive.

  •
  To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card before the annual meeting, we will vote your shares as you direct.

  •
  To vote over the telephone, dial the phone number on your proxy card at the heading "Vote By Phone". Use a touch-tone phone and follow the recorded instructions and prompts. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 PM Eastern Time on May 22, 2002 to be counted. The call will be toll-free in the United States.

  •
  To vote on the Internet, go to http://www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 PM Eastern Time on May 22, 2002 to be counted.

Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting, revoke your proxy and vote in person even if you have already returned your signed proxy.

If I am a beneficial owner of Cymer shares, how do I vote?

        If you are a beneficial owner of shares registered in the name of your broker, bank, dealer or other similar organization, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card in the envelope provided to ensure that your vote is counted. Alternatively, you may vote over the telephone or the Internet as instructed by your broker or other organization.

We provide Internet proxy voting to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

To vote in person at the annual meeting, you must obtain a valid proxy from your broker or other organization. Follow the instructions from your broker or other organization included with these proxy materials, or contact your broker or other organization to request a proxy form.

How many votes are needed to approve each proposal?

  •
  For the election of directors you may vote "FOR" all nominees or you may withhold your vote from any nominee that you specify. The seven nominees receiving the most "FOR" votes among votes properly cast will be elected.

  •
  You may vote "FOR" or "AGAINST" Proposal 2, the amendment of our articles of incorporation to increase the authorized number of shares of our common stock from 50,000,000 to 100,000,000 shares, or you may "ABSTAIN" from voting on this proposal. To be approved, the proposal must receive a "FOR" vote from at least [NUMBER] shares, a majority of the Cymer shares outstanding on April 1, 2002.

  •
  You may vote "FOR" or "AGAINST" Proposal 3, the ratification of KPMG LLP as our independent auditors for our fiscal year ending December 31, 2002, or you may "ABSTAIN" from voting on this proposal. To be approved, this proposal must receive a "FOR" vote from a majority of the Cymer shares represented at the meeting.

How many votes do I have?

        On each proposal to be voted upon, you have one vote for each share of our common stock that you owned on April 1, 2002. In the election of directors, you have one vote for each Cymer share, and you may cast that vote "FOR" up to a maximum of seven nominees; you may withhold your vote from any nominee or all of the nominees.

How are votes counted?

        Votes will be counted by the inspector of election appointed for the meeting who will separately count "FOR" votes, "AGAINST" votes, abstentions and broker non-votes. A "broker non-vote" occurs when a stockholder of record, such as a broker, holding shares for a beneficial owner does not vote on a particular proposal because the stockholder of record does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Abstentions and broker non-votes are counted towards the presence or absence of a quorum but will not be counted towards the affirmative vote total on any proposal. Because Proposal 2 requires the approval of a majority of the Cymer shares that were outstanding on April 1, 2002, abstentions and broker non-votes on that proposal will have the same effect as "AGAINST" votes.

What is the quorum requirement?

        A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least [NUMBER] shares, a majority of the shares outstanding on April 1, 2002, are represented at the meeting in person or by proxy. On April 1, 2002, there were [NUMBER]outstanding and entitled to vote. Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote in person at the meeting.

What does it mean if I receive more than one proxy card?

        If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

What will happen if I return a proxy card but do not make specific choices?

        If you return a signed and dated proxy card without marking any voting selections, your Cymer shares will be voted "FOR" the election of all seven nominees for director, "FOR" the approval of the proposed amendment to our articles of incorporation to increase the authorized number of shares of our common stock from 50,000,000 to 100,000,000 shares and "FOR" the ratification of the selection of KPMG LLP as our independent auditors for our fiscal year ending December 31, 2002. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Can I change my vote after submitting my proxy?

        Yes. You can revoke your proxy at any time before the final vote at the meeting. You may revoke your proxy in any one of three ways:

  •
  You may send a written notice that you are revoking your proxy to us at Cymer, Inc., 16750 Via Del Campo Court, San Diego, California 92127, Attention: William A. Angus, III.

  •
  You may send a duly executed proxy bearing a later date in accordance with the instructions in this proxy statement or provided by your broker or similar organization.

  •
  You may attend the annual meeting, revoke the proxy in writing and vote in person. Either attending the meeting or voting in person at the meeting will not by itself revoke your proxy.

How can I find out the results of the voting at the annual meeting?

        Preliminary voting results will be announced at the annual meeting. Final voting results will be published in our quarterly report on Form 10-Q for the second quarter of 2002.

Who is paying for this proxy solicitation?

        We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees and Mellon Investor Services may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies, but Mellon Investor Services will be paid its customary fee of approximately $8,500 plus out-of-pocket expenses if it solicits proxies. We will also reimburse broker, banks, dealers and other similar organizations for the cost of forwarding proxy materials to beneficial owners.

When are stockholder proposals due for next year's annual meeting?

        To be considered for inclusion in our proxy materials for the annual meeting of stockholders in 2003, your proposal must be received in writing by the Corporate Secretary at Cymer, Inc., 16750 Via Del Campo Court, San Diego, California 92127, no later than December 9, 2002. Stockholders wishing to submit proposals or director nominations that are not to be included in our proxy materials for that annual meeting of stockholders must do so no later than February 22, 2003. You are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

PROPOSAL 1

ELECTION OF DIRECTORS

        Our Board of Directors consists of seven directors. There are seven nominees for election as directors this year. The seven nominees are identified in the table below. Each nominee listed below is currently a director of the Company. All seven of these directors were elected by the stockholders at the last annual meeting.

Name	Age	Position Held with the Company	Director Since
Richard P. Abraham(1)	71	Director	1987
Robert P. Akins(4)	50	Chairman of the Board of Directors and Chief Executive Officer	1986
Kenneth M. Deemer(2)	50	Director	1988
Michael R. Gaulke(2)(3)	56	Director	2000
William G. Oldham	63	Director	2001
Peter J. Simone(2)(3)	54	Director	1993
Jon D. Tompkins(1)(3)	61	Director	1999

(1)
Member of the Compensation Committee.

(2)
Member of the Audit Committee.

(3)
Member of the Nominating Committee.

(4)
Member of the Stock Option Committee.

        Each director to be elected will hold office until the next annual meeting of stockholders or until the director's death, resignation or removal. Directors are elected by a plurality of the votes properly cast in person or by proxy. The seven nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the seven nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by our Board of Directors. Each person nominated for election has agreed to serve if elected. We have no reason to believe that any nominee will be unable to serve.

        A brief biography for each nominee follows:

        Richard P. Abraham has served as a director of Cymer since October 1987. From October 1994 to the present, Mr. Abraham has served as Chairman and President of BTR, Inc., which licenses various technologies to the semiconductor industry. From 1988 to 1996, he served as a general partner of Weeden Capital Partners. From 1988 to the present, Mr. Abraham has served as a director of Rainbow Technologies, Inc., a maker of software protection devices for the computer industry and encryption chips for the satellite communications industry. Mr. Abraham received a B.S. in Electrical Engineering and an M.S. in Electrical Engineering from Stanford University.

        Robert P. Akins, one of Cymer's co-founders, has served as its chairman and chief executive officer since its inception in 1986, and also served as president of the company from its inception until May 2000. He currently serves on the board of directors for both Extraction Systems, Inc. and SEMI North America, and on the council of advisors to the Irwin and Joan Jacobs School of Engineering at the University of California, San Diego or UCSD. Akins received the Ernst & Young Entrepreneur of the Year Award for San Diego County in 1997, and with fellow co-founder Rick Sandstrom, received the outstanding alumnus award from UCSD, and the prestigious SEMI Award for North America, the highest honor conferred by Semiconductor Equipment and Materials International, in 1996 for

contributions to the field of DUV lithography. He received a bachelor's degree in physics, a bachelor's degree in literature, and a doctorate in applied physics from the University of California, San Diego.

        Kenneth M. Deemer has served as a director of Cymer since June 1988. He is a director of Tech Coast Angels, a network of private investors. Since 1985, Mr. Deemer has been a Vice President of InterVen Partners, Inc., a venture capital firm and an affiliate of InterVen II, L.P. and InterVen Ventures 1987. From January 1982 to June 1985, Mr. Deemer served as a Vice President at First Interstate Capital, a venture capital firm. Mr. Deemer received a B.S. in Physics and a B.S. in Electrical Engineering from the Massachusetts Institute of Technology and an M.B.A. from Carnegie Mellon University.

        Michael R. Gaulke has served as a director of Cymer since August 2000. Since 1992, Mr. Gaulke has served as President, Chief Executive Officer, and a director of Exponent, Inc., a nationally-recognized engineering and scientific consulting firm that performs in-depth investigations in more than 70 technical disciplines to analyze failures and accidents to determine their causes. He also serves on the board of directors of RockShox, Inc. Prior to 1992, Mr. Gaulke served as Executive Vice President and Chief Financial Officer of Raynet Corporation, which pioneered a fiber-to-the-curb architecture for telecommunications. Before that, he served as Executive Vice President and Chief Financial Officer of Spectra-Physics, a leading manufacturer of a broad range of lasers and laser-related products. Mr. Gaulke received a B.S. in electrical engineering from Oregon State University and an M.B.A. from Stanford University.

        William G. Oldham, Ph.D., has served as a director of Cymer since January 2001. He currently serves as the Robert S. Pepper Professor of Electrical Engineering and Computer Science at the University of California, Berkeley, where he has been on the faculty since 1964. Dr. Oldham is presently involved in researching optical and extreme ultraviolet or EUV lithography and maskless lithography for applications at feature sizes smaller than 100nm, and was previously involved in research in semiconductor materials and process technology. He has also served on our Scientific Advisory Board since its inception in 1999. Dr. Oldham's university activities have included serving as director of the California SEMATECH Center of Excellence from 1988 to 1996, and as director of the DARPA/SRC Research Network from 1996 to the present. He served as program manager for dynamic RAMS—technology development and circuit design at Intel Corp. from 1974 to 1975, and served at Siemens Research Laboratory in Erlangen, Germany from 1963 to 1964. Dr. Oldham frequently consults with various electronics and automotive manufacturers and with legal firms on intellectual property matters. He also serves on the board of directors of Nanometrics. Dr. Oldham has published more than 200 articles and holds nine patents in semiconductor electronics. He earned his B.S., M.S. and Ph.D. degrees at the Carnegie Institute of Technology.

        Peter J. Simone has served as a director of Cymer since July 1993. He currently serves as Executive Chairman of SpeedFam-IPEC, Inc., a semiconductor equipment company. He is also an independent consultant to several venture funded private companies. He serves on the board of directors of Oak Technology, SpeadFam-IPEC, Inc. and several private companies.. From August 2000 to February 2001, Mr. Simone was President and a director of Active Control eXperts, Inc. or ACX, which was acquired by us in February 2001 and is now known as Cymer Cambridge. He was a consultant to ACX from January 2000 to August 2000. From April 1997 to January 2000, Mr. Simone served as President and Chief Executive Officer and a director of Xionics Document Technologies, Inc., a provider of embedded software solutions for printer and copier manufacturers. From December 1992 to November 1996, he served as Group Vice President of the Time/Data Systems Division of Simplex Time Recorder Company, Inc., a manufacturer of time, attendance, building life safety and security systems. From 1974 through 1992, he held various management positions, including President and a director of GCA Corporation, a manufacturer of wafer stepper photolithography equipment. Mr. Simone received a B.S. in Accounting from Bentley College and an M.B.A. from Babson College.

        Jon D. Tompkins has served as a director of Cymer since May 1999. Mr. Tompkins served as Chief Executive Officer of KLA-Tencor Corporation from April 1997 until June 1998 and served as Chairman of the Board of KLA-Tencor from July 1998 until his retirement in 1999. He served as President and Chief Executive Officer of Tencor Instruments from April 1991 until its merger with KLA Instruments in April 1997 and Chairman of the Board from November 1993 until the merger. He has also previously served as President and Chief Executive Officer of Spectra-Physics, a leader in the commercial laser market. Mr. Tompkins currently serves on the board of directors of KLA-Tencor, Electro Scientific Industries, Credence Systems, Logic Vision and several private companies. Mr. Tompkins received a B.S. in electrical engineering from the University of Washington and an M.B.A. from Stanford University.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.

BOARD COMMITTEES AND MEETINGS

        During 2001, our Board of Directors held six meetings and acted by unanimous written consent two times. The Board of Directors has an Audit Committee, a Compensation Committee, a Nominating Committee and a Stock Option Committee. During 2001, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served.

        The Audit Committee:

  •
  discusses and reviews the financial statements and reviews the results of the annual audit with management and our independent auditors;

  •
  recommends to the Board the independent auditors to be retained;

  •
  evaluates and oversees the independent auditors' audit scope, independence and performance; and

  •
  authorizes the issuance of our common stock when specifically directed to do so by the Board.

The Audit Committee is composed of three outside directors: Messrs. Deemer, Gaulke and Simone. It met eleven times during 2001. All members of the Audit Committee are "independent" (as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards) except for Mr. Simone. In February 2001, we acquired ACX, which is now our wholly owned subsidiary and known as Cymer Cambridge. Mr. Simone was an employee of ACX until its acquisition and received compensation from ACX in excess of $60,000 during 2000. The Board of Directors has determined that it is in the best interests of Cymer and its stockholders for Mr. Simone to serve on the Audit Committee as its Chairman because Mr. Simone is not an employee or immediate family member of any employee of Cymer or Cymer Cambridge and the Board believes that Mr. Simone's prior employment with ACX will not impair or influence his judgment. The Board has determined that there exist exceptional and limited circumstances which require Mr. Simone to serve as Chairman of the Audit Committee and believes the interests of Cymer and its stockholders are best served by Mr. Simone's continued membership in and leadership of the Audit Committee.

        The Compensation Committee makes recommendations to the Board concerning salaries and incentive compensation, awards stock options to employees and consultants under our stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is composed of two outside directors: Messrs. Abraham and Tompkins. The Compensation Committee met four times during 2001.

        The Nominating Committee interviews, evaluates, nominates and recommends individuals for membership on our Board of Directors. No procedure has been established for the consideration of nominees recommended by stockholders. The Nominating Committee is composed of three outside directors: Messrs. Gaulke, Simone and Tompkins. The Nominating Committee did not meet during 2001.

        The Stock Option Committee awards stock options to purchase up to 25,000 shares of our common stock per option grant to our non-officer employees. The Stock Option Committee currently consists solely of Mr. Akins.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS(1)

        The Audit Committee of the Board of Directors is composed of three outside directors and operates under a written charter adopted by the Board. The members the Committee are Peter J. Simone, Kenneth M. Deemer and Michael R. Gaulke. The Committee recommends to the Board, subject to stockholder ratification, the selection of the Company's independent accountants.

        Management is responsible for our internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Committee's responsibility is to monitor and oversee these processes. The independent accountants understand that they are accountable to our Board of Directors, not our management.

        In this context, the Committee has met and held discussions with management and the independent accountants. Management represented to the Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants including whether there were any off-balance sheet financing transactions, of which there were none, or any transactions with related parties. The Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Committee reviewed and discussed with the independent accountants the nature of the non-audit services provided by them during 2001.

        Our independent accountants also provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent accountants their independence.

        Based on the Committee's discussion with management and the independent accountants and the Committee's review of the representation of management and the report of the independent accountants to the Committee, the Committee recommended that the Board of Directors include the audited consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2001, to be filed with the Securities and Exchange Commission.

Audit Committee
Peter J. Simone, Chairman Kenneth M. Deemer Michael R. Gaulke

(1)
The material in this report is not "soliciting material," is not deemed "filed" with the Securities and Exchange Commission (the "SEC"), and is not to be incorporated by reference into any of our filings under the Securities Act of 1933, as amended (the "1933 Act"), or the Securities Exchange Act of 1934, as amended (the "1934 Act").

PROPOSAL 2

INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK

        The Board of Directors is requesting stockholder approval of an amendment to our articles of incorporation to increase the authorized number of shares of our common stock from 50,000,000 to 100,000,000 shares. On February 13, 2002, the Board approved the adoption of the amendment.

        The additional shares of common stock to be authorized by adoption of the amendment would have rights identical to our currently outstanding common stock. Neither adoption of the proposed amendment nor the issuance of any of the additional shares authorized would affect the rights of the holders of our currently outstanding common stock, except for effects incidental to increasing the number of shares outstanding, such as the possible dilution of our earnings per share or the dilution of the voting rights of current holders of our common stock. If the amendment is adopted, it will become effective upon the filing of a certificate of amendment of our articles of incorporation with the Secretary of State of the State of Nevada.

        In addition to the [NUMBER] shares of common stock outstanding on April 1, 2002, the Board has reserved [NUMBER] shares for issuance upon exercise of options and rights granted under our stock option, stock purchase and equity incentive plans. The Board has also reserved 200,000 shares of common stock which may be issued upon exercise of outstanding warrants.

        Although the Board has no specific plans to issue the additional shares of common stock if the proposal is approved, the Board believes that it is in the best interests of Cymer and its stockholder to have the shares available. Having a sufficient number of shares authorized provides us the flexibility to use our common stock for business and financial purposes without incurring the expense and delay necessary to call and hold a special meeting of stockholders to authorize specific increases or issuances. The additional shares may be used for various purposes without further stockholder approval, including:

  •
  expanding our business or product lines through the acquisition of other businesses or products;

  •
  establishing strategic relationships with other companies;

  •
  raising capital;

  •
  effecting stock splits by declaring stock dividends; or

  •
  providing equity incentives to employees.

        The additional shares of common stock that would become available for issuance if the proposal is adopted could also be used by us to oppose a hostile takeover attempt or to delay or prevent changes in our control or management. For example, without further stockholder approval, the Board could grant rights to acquire additional shares at a low price, or our Board could sell shares in a private transaction to purchasers who would oppose a takeover or favor the Board. Although this proposal to increase the authorized common stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor are we currently aware of any such attempts), you should be aware that approval of this proposal could facilitate future efforts by us to deter or prevent changes in control, including transactions in which you as a stockholder might otherwise receive a premium for your shares over then current market prices.

        The affirmative vote of the holders of at least [NUMBER] shares, a majority of the shares of our common stock outstanding on April 1, 2002 will be required to approve the proposed amendment to our articles of incorporation. As a result, abstentions and broker non-votes will have the same effect as votes "against" the proposal.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

        The Board of Directors has selected KPMG LLP as our independent auditors for the fiscal year ending December 31, 2002. The Board has directed that management submit the selection of independent auditors for ratification by the stockholders at the annual meeting. KPMG LLP has audited our financial statements since 2000. On March 31, 2000, the Audit Committee recommended to the Board, and the Board approved the appointment of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2000 in place of Deloitte & Touche LLP. Representatives of KPMG LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        Neither our bylaws nor any other governing document or law require stockholder ratification of the selection of independent auditors. Our Board is submitting the selection of KPMG LLP to you for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether to retain that firm. Even if the selection is ratified, our Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of Cymer and its stockholders.

        The affirmative vote of the holders of a majority of the shares represented at the meeting in person or by proxy will be required to ratify the selection of KPMG LLP. Abstentions and broker non-votes are not counted for any purpose in determining whether this proposal has been approved.

        AUDIT FEES.    The aggregate fees billed by KPMG LLP for the audit of our financial statements and for the review of our interim financial statements performed during 2001 was $219,233.

        FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES.    KPMG LLP did not perform any information technology consulting services during 2001.

        ALL OTHER FEES.    The aggregate fees billed by KPMG LLP for professional services rendered in 2001 other than audit and information technology consulting fees was $924,829.

        Our Audit Committee has determined the rendering of all non-audit services by KPMG LLP is compatible with the maintenance of the auditors' independence.

        In connection with the audits performed for the two fiscal years ended December 31, 1999 and the interim period ended March 31, 2000, we had no disagreements with Deloitte & Touche within the meaning of Instruction 4 of Item 304 of Regulation S-K on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure in connection with the audits of our financial statements for the two fiscal years ended December 31, 1999, which disagreement if not resolved to their satisfaction would have caused Deloitte & Touche to issue an adverse opinion or a disclaimer of opinion, and neither report contained an adverse opinion or disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles. During 1999, there were no reportable events (as defined in Item 304 of Regulation S-K) with Deloitte & Touche. Deloitte & Touche's letter to the SEC stating its agreement with the statements in this paragraph is filed as Exhibit 16 to our current report on Form 8-K, dated April 5, 2000.

        During the fiscal year ended December 31, 1999 and any subsequent interim period prior to our engagement of KPMG LLP, we did not consult with KPMG LLP regarding the application of accounting principles to a specified transaction, or the type of audit opinion that might be rendered on our financial statements.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 3.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the ownership of our common stock as of March 15, 2002 by: (i) each nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock.

	Beneficial Ownership(1)
Beneficial Owner	Number of Shares(2)	Percent of Total
Entities affiliated with Capital Group International, Inc.(3)
11100 Santa Monica Boulevard Los Angeles, CA 90025	2,387,500	7.65%
Capital Research and Management Company(4)
333 South Hope St. Los Angeles, CA 90071	1,700,000	5.44%
SMALLCAP World Fund, Inc.(5)
333 South Hope St. Los Angeles, CA 90071	1,550,000	4.96%
Richard P. Abraham	134,364	*
Robert P. Akins	530,901	1.69%
Kenneth M. Deemer	62,464	*
Michael R. Gaulke	19,333	*
William G. Oldham	10,666	*
Peter J. Simone	14,582	*
Jon D. Tompkins	23,165	*
Pascal Didier	274,213	*
Edward Holtaway	153,283	*
William A. Angus, III	101,493	*
Brian Klene	97,913	*
All executive officers and directors as a group (17 people)	1,786,832	5.51%

*
Less than one percent.

(1)
This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 31,223,717 shares outstanding on March 15, 2002, adjusted as required by rules promulgated by the SEC. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days are deemed to be beneficially owned by the person holding such option or warrant for computing the percentage of ownership of such person but are not treated as outstanding for computing the percentage of any other person.

(2)
Includes the following number of shares issuable upon exercise of options exercisable as of, or that will have become exercisable within 60 days of March 15, 2001: Mr. Abraham, 29,582 shares; Mr. Akins, 170,275 shares; Mr. Angus, 80,493 shares; Mr. Deemer, 19,582 shares; Mr. Didier, 273,382 shares; Mr. Gaulke, 18,333 shares; Mr. Holtaway, 152,407 shares; Mr. Klene, 97,913 shares; Dr. Oldham, 10,666 shares; Mr. Simone, 9,582 shares; Mr. Tompkins, 19,165 shares; and all executive officers and directors as a group: 1,227,205 shares.

(3)
Represents shares held by Capital Guardian Trust Company, a wholly owned subsidiary of Capital Group International, Inc. Capital Group International, Inc. may be deemed to beneficially own these shares by virtue of Rule 13d-3 under the 1934 Act. Capital Group International, Inc. and Capital Guardian Trust Company each disclaim beneficial ownership of such shares pursuant Rule 13d-4 under the 1934 Act. Information provided in this footnote is based solely on a Schedule 13G/A filed February 11, 2002.

(4)
Represents shares held by various investment companies for which Capital Research and Management Company acts as an investment advisor, including 1,550,000 shares deemed to be beneficially owned by SMALLCAP World Fund, Inc. (See footnote 5 below.) Capital Research and Management Company may be deemed to beneficially own these shares by virtue of Rule 13d-3 under the 1934 Act. Capital Research and Management Company, a registered investment adviser, disclaims beneficial ownership of such shares pursuant Rule 13d-4 under the 1934 Act. Information provided in this footnote is based solely on a Schedule 13G/A filed February 11, 2002.

(5)
Represents shares for which SMALLCAP World Fund, Inc., an Investment Company registered under the Investment Company Act of 1940 Act, has sole voting power. SMALLCAP World Fund, Inc. may be deemed to beneficially own these shares by virtue of Rule 13d-3 under the 1934 Act. SMALLCAP World Fund, Inc. disclaims beneficial ownership of such shares pursuant to Rule 13d-4 under the 1934 Act. Information provided in this footnote is based solely on a Schedule 13G/A filed February 11, 2002.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the 1934 Act requires our directors and executive officers and persons who own more than ten percent of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other registered equity securities. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

        To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during 2001, our officers, directors and greater than 10% beneficial owners complied with all Section 16(a) filing requirements applicable to them except the initial report of ownership by Dr. Oldham, which was filed late.

EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

        Each of our outside directors receives an annual retainer of $8,000, a fee of $2,000 for each board meeting attended and $1,000 for each committee meeting attended. In 2001, the total compensation paid to outside directors was $116,000. The members of the Board of Directors are also eligible for reimbursement for their expenses incurred in attending Board meetings in accordance with Company policy.

        Directors are granted options from our 1996 Stock Option Plan or the 1996 Plan. Typically, option grants to outside directors under the 1996 Plan are non-discretionary. Beginning January 1, 2003, on the 15th day of the first month of each calendar quarter, each outside director who has served as an outside director since June 30th of the prior year, is automatically granted an option to purchase 1,600 shares of common stock. In 2002 and prior years, a single automatic grant of an option to purchase 5,000 shares was made to outside directors on the second Monday of January. Newly elected outside directors are granted an option to purchase 20,000 shares of common stock. Additional options may be granted by the Board of Directors at other times under the 1996 Plan. The exercise price of options granted to outside directors under the 1996 Plan is 100% of the fair market value of our common stock subject to the option on the date of the option grant. The options granted to outside directors may not be exercised until the date upon which the outside director has provided one year of continuous service as a Cymer director following the date of grant, whereupon the option becomes exercisable as to 25% of the option shares, and 1/48th of the option shares become exercisable each month thereafter. The term of options granted to outside directors is ten years. In the event of a merger of Cymer with another corporation or a consolidation, acquisition of assets or other change-in-control transaction involving Cymer, each outstanding option would be assumed or an equivalent option substituted by the successor corporation. If the successor corporation refuses to assume or substitute the options, the outside director would have the right to exercise the option as to all of the option shares, including shares not otherwise exercisable. In such event, the plan administrator would notify the outside director that the option is fully exercisable for 15 days from the date of such notice and that the option terminates upon expiration of such period.

        During 2001 we granted options covering 20,000 shares of our common stock to Messrs. Abraham, Deemer, Simone and Tompkins in connection with their services as outside directors, each with an exercise price of $30.188 per share. The fair market value of our common stock on the date of grant was $30.188 per share based on the closing sales price reported on the Nasdaq National Market System for the date of grant. We also granted an option to purchase 20,000 shares of our common stock to Dr. Oldham upon his election to our board of directors in January 2001. The exercise price of Dr. Oldham's option was $28.984 per share, the fair market value of our common stock on the date of grant based on the closing sales price reported on the Nasdaq National Market System for the date of grant.

COMPENSATION OF EXECUTIVE OFFICERS

        Part I in our annual report on Form 10-K for the year ended December 31, 2001 contains a listing of and biographies for all of our executive officers.

        The following table shows for 1999, 2000 and 2001, compensation awarded or paid to or earned by our Chief Executive Officer and our other five most highly compensated executive officers or the Named Executive Officers in 2001.

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)(1)	Securities Underlying Options(#)	All Other Compensation ($)(2)
Robert P. Akins Chairman of the Board of Directors and Chief Executive Officer	2001 2000 1999	330,769 341,346 291,548	— 551,662 382,511	— — —	94,776 — 170,000	5,153 5,008 1,405
Pascal Didier President and Chief Operating Officer	2001 2000 1999	304,335 256,827 215,820	— 354,584 211,455	— — —	67,009 40,000 60,000	4,937 4,749 1,200
Edward P. Holtaway Senior Vice President, Operations and Business Process Management	2001 2000 1999	220,865 209,135 170,087	— 220,551 166,647	— — —	40,156 20,000 110,000	4,678 4,604 1,038
William A. Angus, III(3) Secretary	2001 2000 1999	220,575 219,231 194,385	— 255,740 190,453	— — —	38,155 — 120,000	4,678 4,633 1,111
Brian Klene(4) Senior Vice President, Marketing and Business Development	2001 2000 1999	212,313 111,635 —	— 263,844 —	— — —	27,694 150,000 —	4,651 4,362 —

(1)
As permitted by the SEC's rules, we have not included in this table the amounts paid by us for perquisites and other personal benefits when the aggregate amount paid was less than 10% of the Named Executive Officer's salary and bonus.

(2)
For 2001, the amounts shown above include: (i) life insurance premiums paid by us in the following amounts: Mr. Akins ($1,153), Mr. Didier ($937), Mr. Holtaway ($678), Mr. Angus ($678), and Mr. Klene ($651), and (ii) our contributions to our 401(k) plan in the following amounts: Mr. Akins ($4,000), Mr. Didier ($4,000), Mr. Holtaway ($4,000), Mr. Angus ($4,000), and Mr. Klene ($4,000).

(3)
Mr. Angus also served as our Senior Vice President and Chief Financial Officer until December 31, 2001.

(4)
Mr. Klene was hired by us in June 2000.

STOCK OPTION GRANTS AND EXERCISES

        The following tables show for 2001, certain information regarding options granted to, exercised by, and held at year end by the Named Executive Officers:

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants(1)				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
Name	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in Fiscal Year (%)	Exercise Or Base Price ($/Sh)	Expiration Date	5% ($)	10% ($)
Mr. Akins	20,111	0.7731	27.00	04/24/2011	341,488	865,397
	21,079	0.8103	25.76	07/02/2011	341,487	865,394
	33,272	1.2790	16.32	10/01/2011	341,489	865,401
	20,314	0.7809	26.73	12/31/2011	341,486	865,391
Mr. Didier	14,219	0.5465	27.00	04/24/2011	241,441	611,858
	14,903	0.5729	25.76	07/02/2011	241,433	611,840
	23,524	0.9043	16.32	10/01/2011	241,440	611,856
	14,363	0.5521	26.73	12/31/2011	241,447	611,874
Mr. Holtaway	8,660	0.3329	27.00	04/24/2011	147,048	372,649
	8,828	0.3394	25.76	07/02/2011	143,016	362,432
	14,184	0.5452	16.32	10/01/2011	145,578	368,924
	8,484	0.3261	26.73	12/31/2011	142,619	361,425
Mr. Angus	8,096	0.3112	27.00	04/24/2011	137,471	348,379
	8,486	0.3262	25.76	07/02/2011	137,476	348,391
	13,395	0.5149	16.32	10/01/2011	137,480	348,402
	8,178	0.3144	26.73	12/31/2011	137,475	348,389
Mr. Klene	8,588	0.3301	25.76	07/02/2011	139,128	352,579
	11,758	0.4520	16.32	10/01/2011	120,679	305,824
	7,348	0.2825	26.73	12/31/2011	123,522	313,030

(1)
These options were granted pursuant to our 1996 Plan. All options expire ten years from the date of grant, are not transferable by the optionee (other than by will or the laws of descent and distribution), and are exercisable during the optionee's lifetime only by the optionee. These options become exercisable in full one year from the date of grant. To the extent exercisable at the time of employment termination, these options may be exercised for an additional 60 days.

(2)
Potential gains are net of exercise price but before taxes associated with exercise. The amounts represent certain assumed rates of appreciation based on SEC rules. Any actual gain on a stock option exercise is dependent on the future performance of our common stock, overall market conditions and option holders' continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved and do not reflect our estimate of future stock price growth.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

			Number of Securities Underlying Unexercised Options at FY-End (#)		Value of Unexercised In-The-Money Options at FY-End ($)(2)
Name	Shares Acquired on Exercise (#)	Value realized ($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Mr. Akins	6,250	129,688	132,776	132,706	57,706	62,645
Mr. Didier	—	—	237,079	129,930	202,079	56,348
Mr. Holtaway	—	—	124,581	95,575	101,664	51,348
Mr. Angus	9,600	106,697	60,606	94,949	10,606	28,675
Mr. Klene	—	—	87,498	90,196	—	20,346

(1)
Fair market value of underlying securities on date of exercise minus the exercise price multiplied by the number of shares.

(2)
Fair market value of underlying securities on December 31, 2001 minus the exercise price multiplied by the number of shares.

EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL AGREEMENTS

        We have entered into agreements with Messrs. Akins, Angus, Didier, Holtaway and Klene and certain other officers and key employees which entitle each individual to certain benefits in the event his or her employment with us is involuntarily terminated other than for cause within 18 months after a "change of control" of Cymer. In such event, the individual is entitled to receive for a specified number of months (i) a continuation of his or her monthly base compensation as well as monthly payments equivalent to 1/12th of the average of his or her annual bonus amounts for the prior three years, (ii) a percentage of the bonus that would otherwise be payable for the year of termination based on the number of days during the year in which the individual was employed by us, (iii) vesting of all unvested stock options, and (iv) a continuation of medical benefits. Under the agreements, Messrs. Akins and Didier would be entitled to benefits for 24 months and Messrs. Angus, Holtaway and Klene would be entitled to benefits for 12 months. Mr. Akins and Mr. Angus are also entitled to similar benefits if they voluntarily resign from Cymer within the 30-day period beginning one year after a change of control. For purposes of the agreements, involuntary termination includes a significant reduction in duties or responsibilities, a substantial reduction without good business reason in facilities and perquisites available to the employee, a material reduction in compensation, a significant reduction in the employee's benefits package, relocation without consent, termination other than for death, disability or cause, and failure of a successor company to assume the agreement. A mechanism is provided in each agreement to limit payments in the event they would result in the levy of an excise tax under Section 4999 of the Internal Revenue Code of 1986.

        "Change of control" is defined in the agreements as (i) the acquisition by a person or entity of 50% of voting power of Cymer, (ii) a change in the composition of the Board of Directors within a two-year period as a result of which fewer than a majority of the directors are persons who were either our directors on the date of the respective agreement or who were elected or nominated by a majority of such persons, or (iii) a merger resulting in a 50% or greater change in voting power or a sale of all or substantially all of our assets.

        Effective as of December 1, 2001, we adopted an executive option and health coverage extension program for executive officers who voluntarily retire while in good standing with us, who relinquish all options granted to them during the 365 days prior to their retirement and who meet minimum service and age requirements. To receive the benefits of the program, a retiring executive officer must complete an approved succession planning process and enter into a release and waiver of claims and a consulting agreement with us. In return, the program provides the executive officer with four years of consulting service to us, $1,000 per month in pay for those services, continued vesting in his retained options during the term of the consulting agreement, an extended period to exercise those options after retirement, continued financial advisory services paid for by us and health insurance continuation benefits. During 2001, none of the executive officers participated in this program.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS(1)

Overview and Philosophy

        The Compensation Committee of the Board of Directors regularly reviews and approves all executive officer compensation and stock option grants. Executive compensation includes the following elements: base salaries, annual incentives, stock options and various benefit plans.

        The Committee is composed of two outside directors. It is the Committee's objective that executive compensation be tied directly to the achievement of our performance objectives. Specifically, our executive compensation program is designed to reward exceptional executive performance that results in enhanced corporate and stockholder values.

        The Committee recognizes that the industry sector in which we operate is both highly competitive and undergoing significant globalization with the result that there is substantial demand for qualified, experienced executive personnel. The Committee considers it crucial that we be assured of retaining and rewarding our top caliber executives who are essential to the attainment of our ambitious long-term, strategic goals.

        For these reasons, the Committee believes our executive compensation arrangements must remain competitive with those offered by other companies of similar size, scope, performance levels and complexity of operations, including some of the companies comprising the Nasdaq 100 Index or the Nasdaq Computer Industry & DP Index.

Annual Cash Compensation

        The Committee believes that the annual cash compensation paid to executive officers should be commensurate with both the officer's and our performance. For this reason, our executive cash compensation consists of base compensation (salary) and variable incentive compensation (annual bonus).

        Base salaries for executive officers are established considering a number of factors, including:

  •
  our profitability;

  •
  the officer's individual performance and measurable contribution to our success; and

  •
  pay levels of similar positions with comparable companies in our industry.

The Committee supports our compensation philosophy of moderation for elements such as base salary and benefits. Base salary decisions are made as part of our formal annual review process. Generally, base salaries for executive officers are maintained at approximately the 50th percentile of salaries paid by similar size, high technology companies.

(1)
The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any of our filings under the 1933 Act or 1934 Act whether made before or after the date hereof without regard to any general incorporation language contained in such filing.

        Under our executive incentive plan or EIP, an executive officer's annual performance award generally depends on two performance factors: our overall financial performance and the officer's individual performance. Our performance objectives were derived from the Board-approved 2001 business plan, which included specific financial performance targets relating to revenue and profits. No payments are made unless minimum operating income targets are met. These targets are reviewed annually to meet the changing nature of our business. The maximum bonus as a percentage of base salary when annual corporate goals are achieved is 115% for the Chief Executive Officer, 95% for the Chief Operating Officer, and 80% for Messrs. Angus, Holtaway and Klene. Under the EIP, each officer's annual performance award may exceed these stated maximums if our financial performance exceeds 100% of the financial targets in that year's business plan. In such cases, the actual percentage of each officer's performance award will vary in relation to the percentage by which our targets for that year are exceeded. The Committee annually reviews and approves specific targets and performance criteria for each officer.

Stock Options

        During 2001, the Compensation Committee approved all stock option grants made to executive officers under our 1996 Plan. Stock option grants made to the Named Executive Officers during 2001 are set forth in the table "Option Grants In Last Fiscal Year." The 1996 Plan is designed to attract, retain and motivate our officers and other participants by providing them with a meaningful stake in our long-term success. In making its determinations, the Compensation Committee takes into consideration:

  •
  grants made to individuals in similar positions in comparable high technology companies;

  •
  participants' contributions to our performance, both short- and long-term;

  •
  prior stock option grants, especially as they relate to the number of options vested and unvested; and

  •
  the impact that total option grants made to all participants have on dilution of current stockholder ownership and our earnings.

Benefits

        We provide benefits to the Named Executive Officers that are generally available to all of our employees. The amount of executive benefits and perquisites, did not exceed 10% of total 2001 salary and bonus for any executive officer.

Taxes

        Under Section 162(m) of the Internal Revenue Code of 1986, as amended, we can only deduct up to $1 million of compensation we pay to certain executive officers each taxable year. However, we may deduct compensation above $1 million if it is "performance-based compensation" within the meaning of the Internal Revenue Code. The Compensation Committee has determined that stock options granted under our 1996 Plan with an exercise price at least equal to the fair value of our common stock on the date of grant will be treated as performance-based compensation.

Chief Executive Officer's Compensation

        Compensation for the Chief Executive Officer is determined by a process similar to that discussed above for executive officers. Mr. Akins' base compensation for 2001, which was established by the Compensation Committee was $400,000.

        Under the EIP approved by the Committee for 2001, Mr. Akins did not receive incentive bonuses in 2001 due to our overall financial performance.

        During 2001, Mr. Akins was granted options to purchase 94,776 shares of our common stock in recognition of his strong leadership during the current industry downturn and significant contributions to our future success.

Compensation Committee
Jon D. Tompkins, Chairman Richard P. Abraham

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Compensation Committee is composed of Jon D. Tompkins and Richard P. Abraham, who are both outside directors.

PERFORMANCE MEASUREMENT COMPARISON(1)

        The following graph shows the total stockholder return of an investment of $100 in cash on December 31, 1996 for our (i) common stock, (ii) The Nasdaq Stock Market and (iii) the Morgan Stanley High Tech 35 Index.

        The graph assumes that $100 was invested on December 31, 1996 in our common stock at the closing price of $24.0625 (as adjusted to reflect our 2-for-1 stock split effective August 21, 1997) and in each index, and that all dividends were reinvested. No dividends have been declared or paid on our common stock.

(1)
This section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any of our filings under the 1933 Act or the 1934 Act whether made before or after the date hereof and without regard to any general incorporation language in any such filing.

CERTAIN TRANSACTIONS

        We have entered into indemnity agreements with certain officers and directors that provide that we will indemnify such officer or director under the circumstances and to the extent provided for therein for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of Cymer, and otherwise to the fullest extent permitted under Nevada law.

OTHER MATTERS

        The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors
/s/ WILLIAM A. ANGUS, III William A. Angus, III Secretary
April 9, 2002

        A copy of our annual report on Form 10-K for the fiscal year ended December 31, 2001, as filed with the Securities and Exchange Commission, is being sent to stockholders with this proxy statement with the list of exhibits attached. Exhibits to our annual report on Form 10-K are available for a charge equal to our reasonable expenses incurred in furnishing such exhibits upon written request to: Corporate Secretary, Cymer, Inc., 16750 Via Del Campo Court, San Diego, California 92127.

CYMER, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 23, 2002

The undersigned hereby appoints Robert P. Akins, Pascal Didier and Nancy J. Baker, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Cymer, Inc. (the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 17075 Thornmint Court, San Diego, California on Thursday, May 23, 2002, at 10:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, and with discretionary authority as to any and all other matters that may properly come before the meeting.

Unless a contrary direction is indicated, this Proxy will be voted for all nominees listed in Proposal 1 and for Proposals 2 and 3, as more specifically described in the Proxy Statement. If specific instructions are indicated, this Proxy will be voted in accordance therewith.

(continued and to be signed on other side)

CYMER, INC. 16750 VIA DEL CAMPO COURT SAN DIEGO, CA 92127	VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instruction and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.
VOTE BY MAIL. Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Cymer, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: CyMER1 KEEP THIS PORTION FOR YOUR RECORDS

        THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

CYMER, INC.

The Board of Directors recommends a vote for the nominees for director listed below.
Proposal 1:	To elect directors to hold office until the next Annual Meeting.	For All / /	Withhold As / /	For All Except / /	To withhold authority to vote mark "For All Except" and write the nominee's number on the line below.
Nominees:	01) Robert P. Akins, 02) Richard P. Abraham, 03) Kenneth M. Deemer, 04) Peter J. Simone, 05) Jon D. Tompkins, 06) Michael R. Gaulke. 07) William G. Oldham

The Board of Directors recommends a vote for Proposals 2 and 3.		For	Against	Abstain
Proposal 2:	To approve an amendment to the Company's Articles of Incorporation to increase the authorized number of shares of the Company's Common Stock from 50,000,000 to 100,000,000 shares.	/ /	/ /	/ /
Proposal 3:	To ratify selection of KPMG LLP as independent auditors of the Company for its fiscal year ending December 31, 2002.	/ /	/ /	/ /

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date

QuickLinks

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
PROPOSAL 1 ELECTION OF DIRECTORS
PROPOSAL 2 INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK
PROPOSAL 3 RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES
CERTAIN TRANSACTIONS
OTHER MATTERS